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                                                                   Exhibit 10.12




                            CREDIT FACILITY AGREEMENT




THIS AMENDED AND RESTATED CREDIT FACILITY AGREEMENT dated for reference the 28th day of February, 2003,

AMONG:

           MFC MERCHANT BANK S.A., a bank organized under the laws of Switzerland (hereinafter, the "LENDER")

AND:

           MYMETICS CORPORATION, a corporation organized under the laws of the State of Delaware (hereinafter, the "BORROWER")

AND:

           MFC BANCORP LTD., a corporation organized under the laws of the Yukon Territory (hereinafter, the "GUARANTOR")


WHEREAS:

A. The Lender agreed to make the Credit Facility available to the Borrower pursuant to and in accordance with the terms of a credit facility agreement entered into between the Lender, the Borrower and the Guarantor dated for reference the 27th day of July, 2000, as amended by amendment agreements dated for reference August 13, 2001, February 27, 2002 and February 28, 2003 (as amended, the "ORIGINAL CREDIT AGREEMENT"); and

B. The Lender, the Borrower and the Guarantor have agreed to execute and deliver this amended and restated credit facility agreement in the place and stead of the Original Credit Agreement,

NOW THEREFORE THIS AGREEMENT WITNESSES that the parties hereto agree as follows:


                         I. ARTICLE 1 - INTERPRETATION


         SECTION 1.1. DEFINITIONS. When used in this agreement (including the recitals and




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schedules hereto) (this "AGREEMENT") or in any amendment hereto, the terms listed in Schedule B hereto shall, unless otherwise expressly provided, have the meanings assigned to them therein.


                        ARTICLE 2 - THE CREDIT FACILITY


         SECTION 2.1. CREDIT FACILITY. The Lender shall make available to the Borrower in accordance with, and subject to the terms and conditions of, this Agreement, until August 31, 2003 (the "MATURITY DATE"), a non-revolving term facility in the principal amount of up to Euro 2,800,000 (the "CREDIT FACILITY") and made available to the Borrower by way of Advances in accordance with Section
2.2 hereof. The Maturity Date may be extended for an additional term of up to six months at the option of the Lender, which option is exercisable in the Lender's sole discretion.

         SECTION 2.2. THE ADVANCES. On the terms and conditions set forth herein the Lender, from time to time, on any banking day, prior to the Maturity Date, agrees to make advances to the Borrower ("ADVANCES"). Each Advance shall be in an aggregate amount of not less than Euro 50,000 and in integral multiples of Euro 10,000.

         SECTION 2.3. MAKING THE ADVANCES. Each Advance shall be made on three banking days' notice. Each such notice shall be given by a borrowing notice in form satisfactory to the Lender (the "BORROWING NOTICE") which shall specify therein (i) the requested date of such Advance; (ii) the aggregate amount of such Advance; and (iii) the Outstanding Amount having given effect to such Advance.

         SECTION 2.4. USE OF PROCEEDS. The Borrower shall use all Advances to fund: (i) fees associated with registering and maintaining the registration of the Patents; (ii) operating and research activities until December 31, 2000; and
(iii) working capital and general corporate activities.


                             ARTICLE 3 - REPAYMENT


         SECTION 3.1. PAYMENTS. The Borrower shall pay or repay to the Lender on the Maturity Date all amounts owing under the Credit Facility and not previously paid or repaid hereunder, without set-off, counterclaim or deduction, unless, in the case of set-off, such set-off is specifically acknowledged in writing by the Lender.

         SECTION 3.2. INTEREST ON ADVANCES. The Borrower shall pay to the Lender on the first banking day of each calendar month (the "INTEREST PAYMENT DATES"), the first such date falling on October 1, 2000, Interest on the unpaid principal amount of each Advance made to it from the date of such Advance in Euros, until such principal amount shall be repaid in full, at the Interest Rate. Interest shall accrue from day to day and shall be compounded monthly in arrears.

         SECTION 3.3. FEES. Provided the Lender is prepared to make Advances to the Borrower up to the amount set forth in Section 2.1 hereof, the Borrower shall pay the Lender on the Closing Date an arrangement fee equal to Euro 130,000 (the "ARRANGEMENT FEE"), whether or not any Advances



                                       2
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are made under this Agreement; provided that the parties hereto may agree in writing to include the Arrangement Fee as an Outstanding Amount, with Interest to be paid thereon in accordance with Section 3.2 hereof and to be repaid in accordance with Section 3.1 hereof.

         SECTION 3.4. BORROWER'S RIGHT TO PREPAY THE LOAN. The Borrower may, on ten banking days' prior notice given to the Lender, prepay the outstanding aggregate principal amount of the Advances made to the Borrower under the Credit Facility, in whole or in part, together with accrued Interest to the date of such prepayment on the amount prepaid. Each prepayment shall be in a principal amount of not less than Euro 50,000 and in integral multiples of Euro 10,000 thereafter.


                              ARTICLE 4 - SECURITY


         SECTION 4.1. SECURITY. As general and continuing security for the performance of all Obligations of the Borrower under the Credit Facility Documents, the Borrower shall deliver to the Lender, in form and substance satisfactory to the Lender:

         (a) on or prior to the Closing Date, a pledge agreement in the aggregate principal amount of Euro 1,300,000, which agreement shall pledge all existing and future pecuniary claims of the Borrower against third parties;

         (b) on or prior to the Closing Date, a pledge agreement in the aggregate principal amount of Euro 1,300,000, which agreement shall pledge the Patents (now existing and hereafter acquired or registered); and

         (c) at or prior to the time of completion of the Reorganization, a demand debenture in the aggregate principal amount of Euro 1,300,000 duly created by the Borrower in favour of the Lender, which debenture shall contain a first fixed and specific charge and security interest on the interest of the Borrower in and to all of its property, assets and undertakings and a floating charge on the interest of the Borrower in and to all of its other property, assets and undertakings not otherwise specifically mortgaged and charged under the debenture, and the Guarantor shall deliver to the Lender, in form and substance satisfactory to the Lender:

         (d) on or prior to the Lender making its first Guaranteed Advance, the Guarantee.

On or before the date of the first Guaranteed Advance, the Borrower shall deliver to the Lender amended Security Documents securing an aggregate principal amount of Euro 2,800,000 and from such date forward all references to Euro 1,300,000 in Section 4.1 hereof shall be read as Euro 2,800,000 mutatis mutandis. In addition, as general and continuing security for the performance of all Obligations of the Borrower under the Credit Facility Documents, the Borrower undertakes to pledge to the Lender, until the debenture contemplated in
Section 4.1(c) above is delivered to the Lender, any of its future patents derived from the Patents, in and restricted to the field of human and animal AIDS, each time and as soon as such future patent comes into existence, and to deliver to the Lender a patent pledge agreement in form and substance satisfactory to the Lender; provided that the Lender at the time of entering into each future patent pledge agreement simultaneously



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undertakes in writing to the Borrower and any other party designated by the
Borrower not to hinder the applications of such future patents in fields other than human and animal AIDS.

         SECTION 4.2. CONTINUED PERFECTION AND AGREED RELEASES OF SECURITY. Each of the Borrower and the Guarantor shall take such action and execute and deliver to the Lender such agreements, conveyances, deeds and other documents and instruments as the Lender shall reasonably request for the purpose of establishing, perfecting, preserving and protecting the Security, in each case forthwith upon request therefor by the Lender and in form and substance reasonably satisfactory to the Lender.


                ARTICLE 5 - CONDITIONS PRECEDENT TO THE ADVANCES


         SECTION 5.1. CONDITIONS PRECEDENT TO THE INITIAL ADVANCE. The obligation of the Lender to make its initial Advance was subject to the fulfillment of: (i) the conditions precedent set forth in Section 5.2; and (ii) the following conditions precedent:

         (a) the Lender shall have received, in a form satisfactory to it: (i) copies certified by a senior officer of the Borrower of its Charter Documents, the resolutions of its board of directors approving the Credit Facility Documents to which it is a party and all documents evidencing any necessary corporate action of the Borrower with respect to the Credit Facility Documents to which it is a party; (ii) a certificate of good standing for the Borrower; and (iii) a favourable opinion of Borrower's counsel as to such matters as the Lender may require;

         (b) the Credit Facility Documents other than the Guarantee shall have been executed and delivered to the Lender, the Security other than the Security described in Section 4.1(d) hereof shall have been created, and all registrations, filings or recordings necessary or desirable to preserve, protect or perfect the enforceability and priority of such Security shall have been completed, all in such form, content and manner as is satisfactory to the Lender;

         (c) all of the representations and warranties of the Borrower contained in Article 6 hereof shall be correct on and as of the Closing Date as though made on and as of such date; and

         (d) the Lender shall have received such other documents as it may reasonably request.

         SECTION 5.2. CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of the Lender to make an Advance and the right of the Borrower to deliver a Borrowing Notice shall be subject to the condition precedent that on the date of such Advance and after giving effect thereto and to the application of proceeds therefrom: (i) the representations and warranties of the Borrower contained in
Article 6 hereof are true and correct in every material respect on the date of the Advance as if made on and as at such date; (ii) no event has occurred and is continuing, or would result from such Advance, which constitutes or would, with the giving of notice or the passage of time, constitute an Event of Default;
(iii) such Advance will not violate any applicable Law; (iv) there have been no amendments to the Charter Documents or authorizing resolutions of the Borrower, subsequent to those delivered to the Lender pursuant to Section 5.1(a), which are material to the ability of the



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Borrower to enter into this Agreement and any of the other Credit Facility
Documents to which the Borrower is a party and to perform its obligations hereunder and thereunder; and (v) the Lender shall have received, if requested, such other certificates and documentation as it may reasonably request with respect to the foregoing and opinions from Borrower's counsel updating opinions previously delivered.

         SECTION 5.3. CONDITIONS PRECEDENT TO THE INITIAL GUARANTEED ADVANCE. The obligation of the Lender to make its initial Guaranteed Advance shall be subject to the fulfilment of: (i) the conditions precedent set forth in Sections
5.2 and 5.4; and (ii) the following conditions precedent:

         (a) the Lender shall have received, in a form satisfactory to it: (i) copies certified by a senior officer of the Guarantor of its Charter Documents, the resolutions of its board of directors approving the Credit Facility Documents to which it is a party and all documents evidencing any necessary corporate action of the Guarantor with respect to the Credit Facility Documents to which it is a party; (ii) a certificate of good standing for the Guarantor; and (iii) a favourable opinion of Guarantor's counsel as to such matters as the Lender may require;

         (b) the Guarantee shall have been executed and delivered to the Lender, the Security to be granted pursuant to the Guarantee shall have been created, and all registrations, filings or recordings necessary or desirable to preserve, protect or perfect the enforceability and priority of such Security shall have been completed, all in such form, content and manner as is satisfactory to the Lender;

         (c) all of the representations and warranties of the Guarantor contained in Article 6 hereof shall be correct on and as of the date of the initial Guaranteed Advance as though made on and as of such date; and

         (d) the Lender shall have received such other documents as it may reasonably request.

         SECTION 5.4. CONDITIONS PRECEDENT TO ALL GUARANTEED ADVANCES. The obligation of the Lender to make a Guaranteed Advance and the right of the Borrower to deliver a Borrowing Notice in respect of a Guaranteed Advance shall be subject to the condition precedent that on the date of such Guaranteed Advance and after giving effect thereto and to the application of proceeds therefrom: (i) the representations and warranties of the Guarantor contained in
Article 6 hereof are true and correct in every material respect on the date of the Guaranteed Advance as if made on and as at such date; (ii) no event has occurred and is continuing, or would result from such Guaranteed Advance, which constitutes or would, with the giving of notice or the passage of time, constitute an Event of Default; (iii) such Guaranteed Advance will not violate any applicable Law; (iv) there have been no amendments to the Charter Documents or authorizing resolutions of the Guarantor, subsequent to those delivered to the Lender pursuant to Section 5.3(a) which are material to the ability of the Guarantor to enter into this Agreement and any of the other Credit Facility Documents to which the Guarantor is a party and to perform its obligations hereunder and thereunder; and (v) the Lender shall have received, if requested, such other certificates and documentation as it may reasonably request with respect to the foregoing and opinions from Guarantor's counsel updating opinions previously delivered.


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                   ARTICLE 6 - REPRESENTATIONS AND WARRANTIES


         SECTION 6.1. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lender as outlined in Schedule C hereto and the Guarantor represents and warrants to the Lender as outlined in Schedule D hereto.

                     ARTICLE 7 - COVENANTS OF THE BORROWER


         SECTION 7.1. AFFIRMATIVE COVENANTS. Until the Obligations are paid and satisfied in full and this Agreement has been terminated, the Borrower shall (or, if applicable, shall cause the relevant action to take place):

         (a) FINANCIAL REPORTING. Deliver to the Lender as soon as available and in any case within 45 days or 90 days after the end of each financial quarter or year, respectively, quarterly and audited annual financial statements of the Borrower,, prepared in accordance with generally accepted accounting principles and certified by a senior officer of the Borrower as being true and correct in all material respects;

         (b) CORPORATE EXISTENCE. Preserve and maintain in full force and effect its corporate existence and all qualifications to carry on the Borrower's business;

         (c) COMPLIANCE WITH LAWS, ETC. Comply with all applicable Laws, non-compliance with which could have a Material Adverse Effect;

         (d) PAYMENT OF TAXES AND CLAIMS. Pay and discharge before the same shall become delinquent: (i) all Taxes, assessments and Official Body charges or levies; and (ii) all lawful claims which, if unpaid, might become a Lien upon or in respect of its business or the Borrower's assets or properties;

         (e) VISITATION, INSPECTION, ETC. Permit the Lender or any representative thereof on reasonable notice to visit and inspect the Borrower's business, to examine the Borrower's records and make copies and take extracts therefrom, and to discuss the Borrower's affairs, finances and accounts with the officers of the Borrower at such reasonable times during normal office hours and as often as may be reasonably requested;

         (f) NOTICE OF DEFAULT. Promptly notify the Lender in writing of any Default or Event of Default or any default, or event, condition or occurrence which with notice or lapse of time, or both, would constitute a default, under any agreement;

         (g) MAINTAIN REGISTRATION OF PATENTS. File all such materials, documents and applications, and take all such actions, as are necessary to maintain the validity and proper registration of the Patents;

         (h) MAINTAIN TITLE. Maintain and, as soon as reasonably practicable, defend and take, all action necessary or advisable at any time, and from time to time, to maintain, defend, exercise or renew its right, title and interest in and to all of its property and assets;


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         (i)  PAY OBLIGATIONS TO LENDER AND PERFORM OTHER COVENANTS. Make full and timely payment of its obligations hereunder and duly comply with the terms and covenants contained in each of the Credit Facility Documents, all at the times and places and in the manner set forth therein, and at all times take all action necessary to maintain the Liens provided for under or pursuant to this Agreement and the Security Documents as valid and perfected first Liens on the property intended to be covered thereby (subject only to Permitted Encumbrances);

         (j) NOTICES OF OFFICIAL BODY ACTION. Promptly notify the Lender in writing of any notice of any action by any Official Body or any action, suit, proceeding or investigation (or any basis therefor) pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower before any Official Body, where the amount involved exceeds Euro 50,000 or the equivalent amount in another currency;

         (k) DEBENTURE. Execute and deliver to the Lender the debenture contemplated in Section 4.1(c) hereof at or prior to the time of completion of the Reorganization;

         (l) REORGANIZATION. Complete the Reorganization on or before February 1, 2001 on terms satisfactory to the Lender and furnish the Lender with such evidence of such completion as the Lender may require; and

         (m) FURTHER ASSURANCES. At its cost and expense, upon request by the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender, such further instruments and do and cause to be done such other acts as may be necessary or proper in the reasonable opinion of the Lender to carry out more effectually the provisions and purposes of this Agreement and the other Credit Facility Documents.

         SECTION 7.2. NEGATIVE COVENANTS. Until the Obligations are paid and satisfied in full and this Agreement has been terminated, the Borrower shall not (or, if applicable, shall not permit the relevant action to take place), unless the Lender otherwise consents in accordance with the provisions of this
Agreement:

         (a) LIENS. Create, incur, assume or suffer to exist any Lien on any of its property or assets now owned or hereafter acquired other than the Liens created prior to the entering into of this Agreement or Liens created by the Security and any Permitted Encumbrances;

         (b) DEBT. Create, incur, assume or suffer to exist, contingently or otherwise, any Debt other than Debt created prior to the entering into of this Agreement or Debt created by this Agreement;

         (c) CHANGE IN NATURE OF BUSINESS. Make or permit to exist any change, condition, event or occurrence in or with respect to the nature of its business which when taken individually with all other changes, conditions, events or occurrences could reasonably be expected to have a Material Adverse Effect;

         (d) MERGERS, ETC. Enter into or agree to enter into any transaction or series of related transactions (whether by way of reconstruction, reorganization, consolidation, combination, amalgamation, merger, transfer, sale, lease, modification or otherwise),



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              other than in connection with the Reorganization, whereby: (i) all or substantially all of the Borrower's undertaking, property or assets will become the property of any other person or the continuing corporation resulting therefrom; (ii) all or substantially all of the AIDS Related Intellectual Property Rights will become the property of any other person; (iii) there would be permitted any change in the direct or indirect Control of the Borrower; or (iv) the corporate structure of the Borrower would be modified, changed, altered or amended in any manner;

         (e) REORGANIZATION. Complete the Reorganization without taking such action and without executing and delivering to the Lender such agreements, conveyances, deeds and other documents and instruments as the Lender shall request in connection therewith for the purpose of preserving and protecting the Security, in each case forthwith upon request therefor by the Lender and in form and substance satisfactory to the Lender;

         (f) DISTRIBUTIONS. Prior to payment in full of all Obligations hereunder, make any payment on account of a redemption or a distribution or return of capital (including, without limitation, cash dividends or any repayment of shareholder loans or distributions) to any shareholder or holder of securities;

         (g) USE OF PROCEEDS. Other than repayments of advances to the Borrower by Aralis S.A. in the aggregate amount of FFr. 600,000 used by the Borrower for patent fees and registration and PCT extensions, use the proceeds of any Advance made available to the Borrower hereunder for repayment of any shareholder loans or short-term loans or redemption of any shareholder capital without the prior written consent of the Lender;

         (h) SUBSIDIARIES. Create any Subsidiaries or transfer and/or assign any assets or operations to any Subsidiaries; and

         (i) AGREEMENTS WITH RELATED PARTIES. Enter into any agreement or arrangement with any person with whom the Borrower does not deal at arm's-length, including any affiliate thereof.

         SECTION 7.3. WARRANTS. As part of the Lender's compensation for the services to be performed by it under this Agreement, the Borrower agrees to issue and deliver to the Lender the following share purchase warrants and to execute and deliver warrant certificate(s) setting forth the terms and conditions of the share purchase warrants, which shall be substantially in the form of the warrant certificate attached as Schedule A to the underwriting agreement made between the Borrower and the Lender dated for reference July 24, 2000 (the "UNDERWRITING AGREEMENT"):

         (a) WARRANTS TO BE ISSUED ON THE CLOSING DATE ENTITLING THE LENDER TO CONVERT AN AMOUNT EQUAL TO THE MAXIMUM AMOUNT OF EURO 1,300,000 INTO 10% OF THE COMMON SHARES OF THE BORROWER (THE "Common Shares"), CALCULATED ON A POST-REORGANIZATION AND FULLY DILUTED BASIS AND DETERMINED ON THE DATE OF THE COMPLETION OF THE REORGANIZATION (THE "Conversion Rate"), EXERCISABLE AT ANY TIME UP TO AND INCLUDING THE DATE THREE YEARS AFTER THE CLOSING DATE AT A PRICE EQUAL TO EURO 1,170,000/0.10N, WHERE "N" EQUALS THE NUMBER OF COMMON SHARES OUTSTANDING ON THE APPLICABLE CALCULATION DATE, CALCULATED ON THE DATE OF



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              THE COMPLETION OF THE REORGANIZATION ON A POST-REORGANIZATION AND
              FULLY DILUTED BASIS (THE "Conversion Price"); AND

A.

         (b) WARRANTS TO BE ISSUED ON THE CLOSING DATE ENTITLING THE LENDER TO CONVERT AN AMOUNT EQUAL TO THE RETAINER FEE OF EURO 90,000 UNDER THE UNDERWRITING AGREEMENT AND THE ARRANGEMENT FEE OF EURO 130,000 AND THE INTEREST UNDER THIS AGREEMENT INTO COMMON SHARES AT THE CONVERSION RATE, EXERCISABLE AT ANY TIME UP TO AND INCLUDING THE DATE THREE YEARS AFTER THE CLOSING DATE AT A PRICE EQUAL TO THE CONVERSION PRICE.

B.

It is understood by the Lender and the Borrower that the issuance and delivery of the share purchase warrants pursuant to Section 5.7 of the Underwriting Agreement satisfies the obligations of the Borrower to issue and deliver the warrants described in this Section 7.3.


                         ARTICLE 8 - EVENTS OF DEFAULT


         SECTION 8.1. EVENTS OF DEFAULT. An event of default ("EVENT OF DEFAULT") shall have occurred and be continuing in respect of the Borrower if:

         (a) FAILURE TO MAKE PAYMENTS. The Borrower shall fail to pay any principal, Interest, fees or other amounts hereunder when the same becomes due and payable and in the case of Interest, fees and other amounts, the failure shall remain unremedied for a period of three banking days following notice from the Lender to the Borrower;

         (b) REPRESENTATIONS AND WARRANTIES INCORRECT. Any representation or warranty made by the Borrower or the Guarantor herein or in any other Credit Facility Document or any representation, warranty or certification made by the Borrower or the Guarantor (or any of their officers) in any certificate or other writing delivered in connection with any of the Credit Facility Documents, or any representation or warranty deemed to be made by the Borrower or the Guarantor provided herein or therein, shall prove to have been incorrect in any material respect when made or deemed to be made;

         (c) FAILURE TO PERFORM NEGATIVE COVENANTS. The Borrower shall fail to observe any of the negative covenants or financial covenants contained in the Credit Facility Documents including, without limitation, in Section 7.2;

         (d) FAILURE TO PERFORM OTHER COVENANTS. The Borrower shall fail to perform or observe any other term, covenant or agreement contained in any of the Credit Facility Documents and such failure shall remain unremedied for 15 days;

         (e) FAILURE TO PAY DEBTS TO THIRD PARTIES. The Borrower shall fail to pay the principal of or premium or interest on any Debt which is outstanding in an aggregate principal amount in excess of Euro 50,000 (or the equivalent amount in any other currency)



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              when the same becomes due and payable and such failure shall remain unremedied for a period of five banking days;

         (f) EVENT OF BANKRUPTCY. The Borrower shall commit or permit to exist any Event of Bankruptcy in respect of the Borrower;

         (g) JUDGMENTS. Any judgment or order for the payment of money in excess of Euro 50,000 (or the equivalent amount in any other currency) in respect of the Borrower shall be rendered against the Borrower and enforcement proceedings shall have been commenced by any creditor upon such judgment or order and not stayed within 10 days;

         (h) UNENFORCEABILITY. This Agreement or any Credit Facility Document shall, at any time after execution and delivery, and for any reason (other than in accordance with the respective terms), cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability of any thereof shall be contested by the Borrower or any other party thereto, or the Borrower or any other such party shall deny that it has any further liability or obligation thereunder;

         (i) CHALLENGE TO SECURITY. Any of the Security shall at any time after the execution and delivery of the relevant Security Document and for any reason cease to constitute a valid and subsisting Lien (subject only to Permitted Encumbrances) in respect of the assets and properties referred to therein or cease to rank in priority or in the matter contemplated herein other than by reason of the act or omission of the Lender;

         (j) MATERIAL ADVERSE EFFECT. There occurs any change, condition, event or occurrence which, when considered individually or together with all other changes, conditions, events or occurrences could reasonably be expected to have a Material Adverse Effect;

         (k) FAILURE TO COMPLETE REORGANIZATION. The Borrower shall terminate, cancel or otherwise not complete the Reorganization on or before February 1, 2001; or

         (l) FAILURE TO DELIVER DEBENTURE. The Borrower shall fail to execute and deliver to the Lender the debenture contemplated in Section 4.1(c) hereof at or prior to the time of completion of the Reorganization, then in any such event, the Lender may by notice to the Borrower: (i) cancel all the obligations of the Lender in respect of the Credit Facility, whereupon no further Advances may be made; (ii) declare the Obligations under this Agreement to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable; and (iii) take all steps and proceedings as, in the opinion of the Lender is necessary or desirable to preserve, protect or enforce the Security.


                           ARTICLE 9 - MISCELLANEOUS


         SECTION 9.1. NOTICES, ETC. Except as otherwise expressly provided herein, all notices, requests, demands, directions and communications by one party to the other shall be sent by hand



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

delivery or registered mail, and shall be effective when hand delivered or when delivered by the relevant postal service, as the case may be. All such notices shall be addressed to the President of the notified party at its address given on the signature page of this Agreement, or in accordance with any unrevoked written direction from such party to the other party in accordance with this
Section 9.1.

         SECTION 9.2. REIMBURSEMENT FOR CERTAIN EXPENSES. (1) The Borrower shall pay or cause to be paid and shall indemnify and save the Lender harmless against liability for the payment of all reasonable out-of-pocket expenses, including without limitation counsel or compliance review fees and expenses and disbursements incurred by the Lender in connection with, among other things, the preparation or review of documentation pursuant to this Agreement, on-site inspections by the Lender or the enforcement or preservation of rights under this Agreement or the other Credit Facility Documents or any agreement or instrument contemplated hereby or thereby, including such expenses as may be incurred by the Lender in the collection of the Obligations or any litigation, proceeding or dispute in any way relating to the Obligations or the Credit Facility Documents.

         (2) The parties hereto may agree in writing to include any expenses as an Outstanding Amount, with Interest to be paid thereon in accordance with
Section 3.2 hereof and to be repaid in accordance with Section 3.1 hereof.

         SECTION 9.3. NO WAIVER; REMEDIES. No failure on the part of the Lender or the Borrower to exercise, and no delay in exercising, any right under any of the Credit Facility Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any of the Credit Facility Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

         SECTION 9.4. TAXES, COSTS, ETC. All payments by the Borrower under this Agreement and the other Credit Facility Documents shall be made free and clear of, and without deduction or withholding for, Taxes unless such Taxes are required by Law to be deducted or withheld. If the Borrower shall be required by Law to deduct or withhold any Taxes from or in respect of any sum payable under this Agreement or the other Credit Facility Documents: (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings applicable to additional amounts paid under this Section 9.4, the Lender receives an amount equal to the sum it would have received if no deduction or withholding had been made; (ii) the Borrower shall make such deductions or withholdings; and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable Law.

         SECTION 9.5. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, the Lender shall have the right, to the fullest extent permitted by Law, to set off and apply any and all deposits at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower, against any and all of the obligations of the Borrower now or hereafter existing under any of the Credit Facility Documents.

         SECTION 9.6. JUDGMENT CURRENCY. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder to the Lender from Euros (the "ORIGINAL CURRENCY") into the Judgment Currency, the parties hereto agree that the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase the

Original Currency with the Judgment Currency on the banking day preceding that on which final judgment is paid or satisfied.

         SECTION 9.7. GOVERNING LAW. The Credit Facility Documents shall be governed by, and construed in accordance with, the laws of Switzerland and shall be treated in all respects as Swiss contracts without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         SECTION 9.8. CONSENT TO JURISDICTION. (1) Each of the parties hereby irrevocably attorns to the non-exclusive jurisdiction of the Courts of Geneva (Switzerland) in any action or proceeding arising out of or relating to this Agreement, or any other Credit Facility Document. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

         (2) Nothing in this Section 9.8 shall affect the right of the Lender to serve legal process in any other manner permitted by Law or affect the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

         SECTION 9.9. ENGLISH VERSION. The parties hereby represent, warrant, acknowledge and agree that: (i) they have agreed that this Agreement be drawn up in the English language; and (ii) the English version of this Agreement shall govern for all purposes.

         SECTION 9.10. SUCCESSORS AND ASSIGNS. The Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender, which consent may be arbitrarily withheld.

         SECTION 9.11. SEVERABILITY. If one or more provisions of this Agreement and/or a Security Document be or become invalid, or unenforceable in whole or in part in any jurisdiction, the validity of the remaining provisions of this Agreement and/or a Security Document shall not be affected. The parties hereto undertake to replace any such invalid provision without delay with a valid provision which as nearly as possible duplicates the economic intent of the invalid provision.

         SECTION 9.12. COUNTERPARTS. This Agreement may be executed in counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.


         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                       THE LENDER

                                       MFC MERCHANT BANK S.A.
Kasernenstrasse 1
9100 Herisau AR
Switzerland                            Per: /s/ Claudio Morandi
                                            ----------------------------------
                                             Authorized Signing Officer

                                       Per: /s/ Peter Hediger
                                            ----------------------------------
                                             Authorized Signing Officer

                                        THE BORROWER
                                        ------------

                                        MYMETICS CORPORATION
50 - 52 Avenue Chanoine Cartellier
69230 Saint-Genis
Laval, France                           Per: /s/ Michael K. Allio
                                            ----------------------------------
                                              Authorized Signing Officer



                                        THE GUARANTOR
                                        -------------

                                        MFC BANCORP LTD.
Floor 21, Millennium Tower
Handelskai 94-96
A-1200 Vienna, Austria                  Per: /s/ [illegible]
                                            ----------------------------------
                                              Authorized Signing Officer

                                   SCHEDULE A



                           LIST OF PATENTS OF BORROWER




 APPLICATION NO.                             APPLICATION DATE                          PUBLICATION NO.
 ---------------                             ----------------                          ---------------

 97/14387                                    November 17, 1997                         2711011

 PCT/FR98/02447                              November 17, 1998                         W099/25377

 99/06528                                    May 21, 1999                              N/A

 PCT/FR00/01399                              May 22, 2000                              W099/25377

 01/10910                                    August 17, 2001                           N/A

 01/15423                                    November 29, 2001                         N/A

 01/15424                                    November 29, 2001                         N/A

 01/16290                                    December 17, 2001                         N/A

 US 60/340492                                December 18, 2001                         N/A

 N/A                                         N/A                                       EP0453473 B1

 US 09/570921                                May 15, 2000                              US 6,455,265

 US 09/979271                                January 17, 2002                          N/A

 US 60/386754                                June 10, 2002                             N/A

 US 10/198938                                July 22, 2002                             N/A

 US 60/413919                                July 27, 2002                             N/A

 US 10/222976                                August 19, 2002                           N/A

 US 60/421049                                September 27, 2002                        N/A

 Re: Polypeptide inhibitors                  November 27, 2002                         N/A

 Re: Short peptides as potent inhibitors     December 4, 2002                          N/A


                                   SCHEDULE B

                                   DEFINITIONS


"AIDS RELATED INTELLECTUAL PROPERTY RIGHTS" means the Patents and any existing or future related AIDS applications, interests, intellectual property rights, research, studies and technology deriving therefrom or from the AIDS related research of the Borrower;

"BBA" means the British Bankers' Association;

"BBA LIBOR" means the one month Euro London Inter-Bank Offered Rate fixed daily by the BBA;

"CHARTER DOCUMENTS" means constating documents and by-laws, and all amendments thereto;

"CLOSING DATE" means two banking days following satisfaction by the Borrower or waiver by the Lender of all conditions to Advance set out in the Credit Documents or such other date as may be agreed upon by the parties;

"CONSENT" means any permit, license, approval, consent, order, right, certificate, judgment, writ, injunction, award, determination, direction, decree, authorization, franchise, privilege, grant, waiver, exemption and other concession or by-law, rule or regulation;

"CONTROL" over a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other equity interest, representation on its board of directors or body performing similar functions, by contract or otherwise. The terms "CONTROLLING" and "CONTROLLED" will have corollary meanings;


"CREDIT FACILITY DOCUMENTS" means this Agreement, the Security Documents and the Information Documents and all other documents to be executed and delivered to the Lender or by the Borrower or the Guarantor thereunder;

"DEBT" of any person means: (i) all indebtedness of such person for and in respect of borrowed money, including obligations with respect to bankers' acceptances, letters of credit and letters of guarantee; (ii) all indebtedness of such person for the deferred purchase price of property or services represented by a note or other evidence of indebtedness or other security; (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights or remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all obligations under leases which, in accordance with GAAP (or accounting principles generally accepted in the jurisdiction of incorporation or organization of such person), are recorded as capital leases in respect of which such person is liable as lessee; (v) the aggregate amount at which any shares in the capital of such person which are redeemable or retractable at the option of the holder thereof may be retracted or redeemed; and (vi) all Debt Guaranteed by such person; provided that obligations related to any grant or subsidy which is to be reimbursed on a revenue or profit success basis are not considered Debt under this definition;

"DEBT GUARANTEED" by any person means the maximum amount which may be outstanding at any time of all Debt of the kind referred to in (i) through (v) or the definition of Debt which is directly or indirectly guaranteed by such person or such person agreed (contingently or otherwise) to purchase or otherwise acquire, or in respect of which such person is otherwise assured a creditor against loss by means of an indemnity, security or bond;

"EVENT OF BANKRUPTCY" means, in respect of any person, that such person shall generally not pay its Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally as they become due, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any such person seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding-up, a reorganization, arrangement, adjustment, protection, relief or a composition of it or its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or for the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against such person (but not instituted by such person), either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against such person or for the appointment of a receiver, trustee, custodian or other similar official for such person or for any substantial part of its property) shall occur; or such person shall take any action to authorize any of the actions set forth above;

"GUARANTEE" means a guarantee to be provided by the Guarantor, in form and content satisfactory to the Lender, in respect of, inter alia, the Borrower's Obligations to the Lender pursuant to this Agreement;

"GUARANTEED ADVANCE" means any Advance the effect of which will be to cause the Outstanding Amount to exceed Euro 2,000,000;

"INFORMATION DOCUMENTS" means, collectively, at any time and in any form, information provided by the Borrower or on behalf of the Borrower, or by the Guarantor or on behalf of the Guarantor, to the Lender in writing in respect of the Borrower's business or the Guarantor's business, including, without limitation, all certificates, the financial statements of the Borrower or the Guarantor and all materials reasonably requested by the Lender for the purpose, inter alia, of providing such information to prospective assignees, all as from time to time amended, supplemented or replaced;

"INTEREST" means the interest accrued on Advances outstanding from time to time at the Interest Rate compounded monthly not in advance, and payable, in arrears, on the Interest Payment Dates;

"INTEREST PERIODS" means, collectively, periods of one month, each subsequent period commencing upon the expiry of the prior period, and "INTEREST PERIOD" means any one such period. Interest shall be calculated on the basis of a year of 360 days and the actual number of days (including the first day but excluding the last day) occurring in the period for which such Interest is payable;

"INTEREST RATE" means, at any time, Libor plus 4% per annum. With each successive Interest Period the Libor shall be reset on the second banking day prior to the commencement of the Interest

Period and there shall be a corresponding change in the rate of interest payable under this Agreement without the necessity of prior notice thereof to the Borrower or any other person;

"JUDGMENT CURRENCY" means the currency in which a court of competent jurisdiction may render judgment in connection with any litigation relating to the repayment of any amounts under this Agreement;

"LAW" means any law (including common law and equity), constitution, statute, order, treaty, regulation, rule, ordinance, order, injunction, writ, judgment, determination, decree or award of any Official Body;

"LIBOR" means BBA Libor or, if no such published rate is then available, the rate of interest calculated by the Lender, as being the arithmetic average (rounded up, if necessary, to the nearest full multiple of 1/16 of one percent) at which, in accordance with its normal practice, it would be prepared to offer to leading banks in the London interbank market for delivery on the first day of the particular Interest Period and for a period equal to such Interest Period based on the number of days comprised therein, deposits in Euros of amounts comparable to the Principal Sum or the balance outstanding thereof during such Interest Period, at or prior to 11:00 a.m. London, England, local time on the second banking day prior to an Advance and thereafter on the second banking day prior to the commencement of each subsequent Interest Period;

"LIEN" means any mortgage, pledge, lien, hypothecation, security interest or other encumbrance or charge (whether fixed, floating or otherwise) or title retention, any right of set-off (arising otherwise than by operation of Law) and any deposit of monies under any agreement or arrangement whereby such monies may be withdrawn only upon the fulfillment of any condition as to the discharge of any other indebtedness or other obligation to any creditor, or any right of or arrangement of any kind with any creditor to have its claim satisfied prior to other creditors with or from the proceeds of any properties, assets or revenues of any kind now owned or later acquired;

"MATERIAL ADVERSE EFFECT" means: (i) a material adverse effect on the property or assets of the Borrower and its Subsidiaries taken as a whole; (ii) a material adverse effect on the condition or prospects, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole; (iii) a material adverse effect on the ability of the Borrower to perform and comply with this Agreement or to pay or perform any of the Obligations; (iv) a material adverse effect on the priority, effectiveness or enforceability of the Security; or (v) a material adverse effect on the condition or prospects, financial or otherwise, of the Borrower;

"OBLIGATIONS" means all obligations, liabilities and indebtedness of the Borrower to the Lender with respect to the principal of and Interest on Advances and the payment or performance of all other obligations, liabilities and indebtedness of the Borrower to the Lender under this Agreement or arising under and pursuant to any one or more of the Credit Facility Documents or with respect to the Advances and all fees, costs, expenses and indemnity obligations thereunder;

"OFFICIAL BODY" means any government or political subdivision or any agency (including, without limitation, any licensing or regulatory agency), body, office, authority, bureau, central bank, monetary authority, commission, department or instrumentality thereof, or any court, board, tribunal, grand jury or arbitrator, commission or instrumentality thereof, whether foreign or domestic and, when used in the context of a particular person having jurisdiction over such person;

"OUTSTANDING AMOUNT" means, in respect of the Credit Facility, on any day, an amount calculated and expressed in Euros equal to the aggregate principal amount of all Advances made by the Lender under the Credit Facility;

"PATENTS" means the patents set forth in Schedule A hereto and any existing or future related AIDS applications deriving therefrom or from the AIDS related research of the Borrower;

"PERMITTED ENCUMBRANCES" means, in respect of the Borrower, from time to time, any Lien not intentionally created by the Borrower and covering an asset which the Lender determines (acting reasonably) not to be required for or integral to the operation of the business of the Borrower or the effectiveness or value of the Security, and in respect of which Lien either (i) the same is discharged or
(ii) the Borrower provides the Lender such substituted security as the Lender shall consider satisfactory, in either (i) or (ii) above within 15 days of written notice from the Lender to the Borrower;

"REORGANIZATION" means a reorganization of the Borrower contemplated in the Underwriting Agreement pursuant to which the Borrower may directly or indirectly transfer and/or assign to a new company or an existing "shell" company, in one or a series of related transactions, among other things, the following: (i) the Borrower's rights and obligations under the Underwriting Agreement; (ii) the AIDS Related Intellectual Property Rights; and (iii) certain outsourcing contracts;

"SECURITY" means the security given to the Lender, at any time and from time to time to secure the Obligations, including, without limitation, the security referred to in Section 4.1 of this Agreement;

"SECURITY DOCUMENTS" means the documents referred to in Section 4.1 of this Agreement and the agreements, instruments and documents delivered from time to time to the Lender by the Borrower, the Guarantor or any other person, for the purpose of establishing, perfecting, preserving and protecting the Security; and "SECURITY DOCUMENT" means any one of them as the context prescribes or requires;

"SUBSIDIARY" means, at any time, as to any person, any corporation, partnership or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at such time directly or indirectly owned by such a person; and

"TAXES" means any and all present or future taxes (including, without limitation, all stamp, documentary, excise or property taxes), levies, imposts, deductions, charges or withholdings and liabilities with respect thereto.

                                   SCHEDULE C



                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER




(a) ORGANIZATION AND CORPORATE POWER. The Borrower has been duly incorporated and organized and is validly subsisting and in good standing under the laws of its jurisdiction and has full corporate right, power and authority to enter into and perform its obligations under each of the Credit Facility Documents to which it is or shall be a party and has full corporate right, power and authority to own and operate its properties and to carry on its business;

(b) CONFLICT WITH OTHER INSTRUMENTS. The execution and delivery by the Borrower of each of the Credit Facility Documents and the performance by the Borrower of its obligations thereunder, including, without limitation, the performance of the terms of the Security Documents, do not and will not: (i) conflict with or result in a breach of any of the terms, conditions or provisions of: (A) the Charter Documents of the Borrower; (B) any Law applicable to or binding on the Borrower; or (C) any contractual restriction binding on or affecting the Borrower or its properties the breach of which would have a Material Adverse Effect; or (ii) result in, or require or permit: (A) the imposition of any Lien on or with respect to the properties now owned or hereafter acquired by the Borrower; or (B) the acceleration of the maturity of any Debt of the Borrower, under any contractual provision binding on or affecting the Borrower;

(c) CONSENTS, OFFICIAL BODY APPROVALS. The execution and delivery of each of the Credit Facility Documents and the performance by the Borrower of its obligations thereunder have been duly authorized by all necessary action on the part of the Borrower, and no Consent under any applicable Law and no registration, qualification, designation, declaration or filing with any Official Body having jurisdiction over the Borrower is or was necessary therefor. The Borrower possesses all Consents, in full force and effect, under any applicable Law which are necessary in connection with the operation of its business, the non-possession of which could reasonably be expected to have a Material Adverse Effect;

(d) EXECUTION OF BINDING OBLIGATION. The Agreement has been duly executed and delivered by the Borrower, and the Agreement constitutes, and the remaining Credit Facility Documents when duly executed by the Borrower pursuant to the Agreement and delivered for value will constitute, legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms; against it in accordance with their respective terms;

(e) NO LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, after due enquiry, threatened against or affecting the Borrower

         (nor, to the knowledge of the Borrower, after due enquiry, any basis therefor) before any Official Body having jurisdiction over the Borrower which purport to or do challenge the validity or propriety of the transactions contemplated by the Credit Facility Documents or the documents, instruments or agreements executed and delivered in connection therewith or related thereto, which if adversely determined could reasonably be expected to have a Material Adverse Effect;

(f) NO DEFAULTS. The Borrower is not in breach of or in default under, in any respect: (i) its Charter Documents; (ii) any applicable Law; (iii) any contract or agreement binding on or affecting it or its property or assets (including, without limitation, the Credit Facility Documents); (iv) any material indenture, mortgage, deed of trust; or
         (v) any writ, judgment, determination or award binding on it or affecting it where such breach or defect could, in the case of (ii),
         (iii), (iv) or (v) above, have a Material Adverse Effect;

(g) INFORMATION DOCUMENTS. The information contained in the Information Documents is true and accurate in all material respects and does not contain any untrue statement of a material fact. The Information Documents do not omit to state any fact necessary in order to make any of the information contained in the Information Documents not misleading in all material respects;

(h) MATERIAL CHANGES. No changes occurred or are continuing in respect of the financial condition of the Borrower from that set out in the most recently delivered financial statements of the Borrower which could have a Material Adverse Effect; and no Law, regulation, rule or policy, or any change therein, has been enacted or proposed prior to the Closing Date which may have a Material Adverse Effect;

(i) PATENTS. To the best of the Corporation's knowledge, all necessary patent applications in respect of the Patents have been duly filed and the Corporation has good and valid title to the patents, and the Corporation did not disclose to the public the existence of the subject matter of any of the patents prior to the date of filing of each of the Patents;

(j) TITLE TO ASSETS. The Borrower has good and marketable title to all of its properties and assets, and the Security will constitute a first charge on the legal and beneficial interests of the Borrower in and to all such properties and assets, subject only to such Liens as are described in Section 7.2(a) of the Agreement and the Permitted Encumbrances;

(k) ABSENCE OF CHANGES. Since the date of the most recently delivered financial statements of the Borrower, the Borrower has carried on its business, operations and affairs only in the ordinary and normal course consistent with past practice; and

(l)           SUBSIDIARIES.  The Borrower has no Subsidiaries.

                                   SCHEDULE D



                 REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR




(a) ORGANIZATION AND CORPORATE POWER. The Guarantor has been duly incorporated and organized and is validly subsisting and in good standing under the laws of its jurisdiction and has full corporate right, power and authority to enter into and perform its obligations under each of the Credit Facility Documents to which it is or shall be a party and has full corporate right, power and authority to own and operate its properties and to carry on its business;

(b) CONFLICT WITH OTHER INSTRUMENTS. The execution and delivery by the Guarantor of the Credit Facility Documents to which it is a party and the performance by each of its obligations thereunder, including, without limitation, the performance of the terms of the Security Documents, do not and will not: (i) conflict with or result in a breach of any of the terms, conditions or provisions of: (A) its Charter Documents; (B) any Law applicable to or binding on the Guarantor; or
         (C) any contractual restriction binding on or affecting the Guarantor or its property the breach of which would have a Material Adverse Effect; or (ii) result in, or require or permit: (A) the imposition of any Lien on or with respect to the properties now owned or hereafter acquired by the Guarantor; or (B) the acceleration of the maturity of any Debt of the Guarantor, under any contractual provision binding on or affecting the Guarantor which would have a Material Adverse Effect;

(c) CONSENTS, OFFICIAL BODY APPROVALS. The execution and delivery of each of the Credit Facility Documents to which it is a party and the performance by the Guarantor of its obligations thereunder have been duly authorized by all necessary action on the part of the Guarantor, and no Consent under any applicable Law and no registration, qualification, designation, declaration or filing with any Official Body having jurisdiction over the Guarantor is or was necessary therefor; and

(d) EXECUTION OF BINDING OBLIGATION. The Agreement has been duly executed and delivered by the Guarantor, and the Agreement constitutes, and the remaining Credit Facility Documents to which the Guarantor is a party when duly executed by the Guarantor pursuant to the Agreement and delivered for value will constitute, legal, valid and binding obligations of the Guarantor, enforceable against it in accordance with their respective terms.